(DEUTSCHE BANK AKTIENGESELLSCHAFT LOGO)



                                                                    Exhibit 4.14



Date:                     January 8, 2004

To:                       ST Assembly Test Services Ltd

From:                     Deutsche Bank AG, London Branch

Our reference:            830928L

Re:                       Asset Swap and Bond Sale Transaction



Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the "Bond Transaction" and "Asset Swap Transaction" entered into between Deutsche Bank AG, ("PARTY A") acting through it's London Branch and and ST Assembly Test Services Ltd.("PARTY B") on the Trade Date specified below (together the "TRANSACTION"). This constitutes a "CONFIRMATION" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "DEFINITIONS") as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

For the purposes of this Confirmation, all references in the Definitions and the Agreement (as defined below) to a "SWAP TRANSACTION" shall be deemed to apply to the Transaction referred to herein.

1. This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction. In addition, you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement (the "Agreement") in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form"), with such modifications as you and we will in good faith agree. Upon the execution by you and us of such an agreement, this Confirmation will supplement, form a part of, and be subject to that agreement. All provisions contained or incorporated by reference in that agreement upon its execution will govern this Confirmation except as expressly modified below, save that the "Modifications to the ISDA Form" provisions detailed below and the terms set out below in (i) to (iii) of this paragraph shall, upon the execution and delivery of that agreement, be superseded by the provisions of the agreement.

     Until we execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation) shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement on the Trade Date of the first such Transaction between us in such form with the Schedule thereto
     (i) specifying that (a) the governing law is English law and (b) the Termination Currency is US Dollars, (ii) incorporating the addition to the definition of "Indemnifiable Tax" contained in (page 48 of) the ISDA "Users Guide to the 1992 ISDA Master Agreements" and (iii) incorporating any other modifications to the ISDA Form specified herein."


2. The terms of the particular Transaction to which this Confirmation relates are as follows:

     A. Bond Transaction:

          Buyer:                             Party B

          Seller:                            Party A

          Trade Date:                        06 Jan 04

          Value Date:                        20 Jan 2004

          Business Days:                     London, New York and Target

          Business Day Convention:           Modified Following

          Notional Amount:                   As set out below.


          "Bond Portfolio", with each bond constituting the Bond Portfolio being a "Bond"

---------------------------------------------------------------------------------------------------------------
   TICKER             ISSUER             COUPON %     MATURITY DATE      CCY      FACE AMOUNT         ISIN
---------------------------------------------------------------------------------------------------------------
     TXU        Eastern Energy Ltd         6.75          1-Dec-06        USD       8,000,000      US27636PAE97
---------------------------------------------------------------------------------------------------------------
     CAT        Caterpillar Financial      2.59         15-Jul-06        USD       9,000,000      US14912LX637
                    Services Corp
---------------------------------------------------------------------------------------------------------------
     SBC           Pacific Bell           6.875         15-Aug-06        USD      10,000,000      US694032AZ68
---------------------------------------------------------------------------------------------------------------
   DRSDNR       Dresdner Finance BV         4           19-Jan-07        EUR       3,920,000      DE0002798204
---------------------------------------------------------------------------------------------------------------
    HSBC         Household Finance        4.375         17-Jan-06        EUR       6,270,000      XS0161020754
                       Corp
---------------------------------------------------------------------------------------------------------------
                 Portugal Telecom
   PORTEL          International           5.75         21-Feb-06        EUR      11,760,000      XS0124721027
                    Finance BV
---------------------------------------------------------------------------------------------------------------
     CFC         Countrywide Home          6.51         11-Feb-05        USD       8,000,000      US22237LEY48
                     Loans Inc
---------------------------------------------------------------------------------------------------------------
                    Landesbank
     LBW        Baden-Wuerttemberg         4.25          7-Mar-05        EUR      21,180,000      XS0143885241
                   Girozentrale
---------------------------------------------------------------------------------------------------------------
     BAC          Bank of America          5.25         27-Jun-06        EUR       7,840,000      XS0131695198
---------------------------------------------------------------------------------------------------------------


          Security Reference:                Reference numbers as set out above.

          Bond Purchase Price:               USD 96,116,000.00

                                             On the Value Date Party B shall pay
                                             the Bond Purchase Price to Party A
                                             and Party A shall deliver the Bond
                                             Portfolio to Party B. For the
                                             avoidance of doubt, the delivery
                                             obligation of Party A shall be
                                             netted and discharged against Party
                                             B's obligation to deliver the Bond
                                             Portfolio to Party A as per the
                                             Securities Pledge Agreement dated
                                             [**] between Party A as Pledgee and
                                             Party B as Pledgor.

                                             Party B acknowledges and agrees
                                             that the Bond Portfolio has been
                                             purchased by it on its own
                                             assessment of the investment merits
                                             thereof and that its obligations in
                                             respect of the Asset Swap
                                             Transaction detailed below are
                                             independent of its purchase of the
                                             Bonds; and, for the avoidance of
                                             doubt, that its obligations shall
                                             not be relieved or affected in the
                                             event that the issuer of the Bonds
                                             fails to make any payment due under
                                             the Bonds or there is a
                                             modification to any of the terms
                                             thereof.


     B.   Asset Swap Transaction


          Trade Date:                        06 January 2004

          Effective Date:                    20 Jan 2004

    Termination Date:             01 February 2007

    Business Days:
                                  London, New York and Target

    Business Day Convention:      Modified Following

    FIXED AMOUNT A:

    Fixed Rate Payer A:           Party A.

    Fixed Amount A:               USD 25,000,000.00

    Fixed Rate Payer A            01 Oct 2004, 01 July 2005, 01 April 2006, and
    Payment Dates:                01 February 2007, subject to adjustment in
                                  each case in accordance with the Modified
                                  Following Business Day Convention.

                                  On each Fixed Rate Payer A Payment Date, Party A shall pay to Party B the Fixed Amount A.

    FIXED AMOUNT B:

    Fixed Rate Payer B:           Party B.

    Fixed Amount B:               An amount equal to all and any distributions,
                                  coupons (whether in cash or in the form of securities), and redemption proceeds in respect of the Bond Portfolio (each a "Distribution"),

    Fixed Rate Payer B            Each date on which a Distribution is paid
    Payment Dates:                or issued by the Issuer of any Bond
                                  constituting the Bond Portfolio.

                                  On each Fixed Rate Payer B Payment Date, Party B shall pay or deliver to Party A the Fixed Amount B.

    Account Details               Account Details for Party A:  To be determined

                                  Account Details for Party B:  To be determined

                                  and/or, in each case, such other accounts as may from time to time be advised by one Party to the other.

3.   MODIFICATIONS TO THE ISDA FORM

     (a) Section 5(a)(vi); Cross Default will apply to both parties. If applicable to Party A "Threshold Amount" means 1% of its shareholders' equity (i.e. the sum of its capital and reserves). With regard to Party B "Threshold Amount" means 1% of its shareholders' equity (as calculated in accordance with generally accepted accountancy principles applicable to Party B). Section 5(a)(vi) shall be amended by adding the following words at the end thereof: "provided, however, that, notwithstanding the foregoing, an Event of Default shall not occur under either (1) or (2) above if (A) (I) the default, or other similar event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay or deliver caused by an error or omission of an administrative or operational nature, and (II) funds or the asset to be delivered were available to such party to enable it to make the relevant payment or delivery when due and (III) such payment or delivery is made within three (3) Local Business Days following receipt of written notice from an interested party of such failure to pay, or (B) such party was precluded from paying, or was unable to pay, using reasonable means, through the office of the party through which it was acting for purposes of the relevant Specified Indebtedness, by reason of force majeure, act of State, illegality or impossibility."

     (b) The definition of "Specified Transaction" in Section 14 of this Agreement is hereby amended by: (A) deleting in the second through the fourth lines thereof the words "between one party...which is a" and replacing them with the words "(i) in the case of Party A, between Party A (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and Party B (or any Credit Support Provider of such party or any applicable Specified Entity of such party), and (ii) in the case of Party B, between Party B (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and any other person or entity, including without limitation Party A (or any Credit Support Provider of such party or any applicable Specified Entity of such party), including without limitation any"; and (B) adding the text "commodity transaction, credit derivative transaction, repurchase or reverse repurchase transaction, securities lending transaction" after the text "foreign exchange transaction" appearing in the sixth line thereof.

     (c) Credit Support Document: The Securities Pledge Agreement between Party B as pledgor and Party A as pledgee dated as of 16 January 2004 shall be a Credit Support Document for purposes of this Transaction.


4.   OFFICES

The Office of Party A for this Transaction is London.

The Office of Party B for this Transaction is Singapore.

5.   CALCULATION AGENT

Party A acting reasonably and in good faith according to its customary practices and procedures, provided, however, that absent manifest error, the Calculation Agent's computations hereunder shall be binding for all purposes.


6.   ADDITIONAL REPRESENTATIONS

Each party represents to the other party (except for 6(C) where Party B represents to Party A) on the date hereof that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for this Transaction):

     (A)  NON-RELIANCE

          It has made its own independent decision to enter into this Transaction, is acting at arm's length for its own account, and is not relying on any communication (written or oral) of the other party as a recommendation or investment advice regarding this Transaction.

     (B)  EVALUATION AND UNDERSTANDING

          It has the capability to evaluate and understand (on its own behalf or through independent professional advice), and does understand, the terms, conditions and risks of this Transaction and is willing to accept those terms and conditions and to assume (financially and otherwise) those risks.

     (C)  TRANSACTIONS IN THE COLLATERAL

          It understands that the other party and its affiliates may engage in proprietary trading for its own account in the Collateral or similar instruments and that such trading may affect the value of the Collateral.

     (D)  CONCERNING THE CALCULATION AGENT

          The Calculation Agent is not acting as a fiduciary for or as an advisor to either party in respect of its duties as Calculation Agent in respect of this Transaction and any determination by the Calculation Agent in the course of such duties shall be conclusive and binding on each party (in the absence of manifest error) and no liability shall attach to the Calculation Agent in respect thereof.


7.   OTHER TERMS

     For the purposes of this Transaction the parties agree that the ISDA Form shall be amended as follows:

          (a) Section 2(b) shall be amended by adding the words "(or place for receipt of delivery as the case may be)" after the word "account" in line 1.

          (b) Section 2(e) shall be amended by adding the words "for any costs losses or expenses reasonably incurred by the other party in connection with such delivery default (including but not limited to any costs of funding)" after the word "party" in line 9 and by the deletion of the rest of such section from the word "if" after the word "demand" in the same line.

          (c) In addition to the representations made pursuant to Section 3, each party represents that where it is required to make a delivery of Bonds it will have the right to transfer such Bonds and it will convey the full legal and beneficial title of the Bonds to be delivered free and clear of any lien, charge, claim, encumbrance or security interest whatsoever.

          (d) Section 4(e) shall be amended by adding the following words at the end thereof: "except in the case of any Stamp Tax payable in connection with the delivery of the Bonds to be Delivered where payment of the Stamp Tax shall be for the account of the party who would bear such cost in respect of such Transaction in accordance with the normal practice on the Clearance System".

          (e) Section 5(a)(i) shall be amended by adding the words "(and in the case of delivery, each being a Local Business Day on which a Settlement Disruption Event has not occurred)" after the word "Day" in line 3.

          (f) The definition of Local Business Day in Section 14 shall be amended by adding the words "and, in respect of those Transactions which settle by physical delivery, the clearance system or exchange specified in the relevant Confirmation" after the word "banks" in line 1 of the definition.

          (g) Additional Termination Event. The following shall constitute an Additional Termination Event with respect to Party B only, whereby Party B shall be the sole Affected Party and the Asset Swap Transaction herein shall be the Affected Transaction:

               (i) If the parties are not able to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form") with such modifications as acceptable to Party A within 90 calendar days of the Trade Date of this Transaction; or

               (ii) If there is a default under the terms of any of the Bond(s) constituting the Bond Portfolio such Bond(s) being the "Defaulted Bond"; or

               (iii) If the Mark to Market Value of the outstanding Bond Portfolio held as collateral by Party A declines to less than 70% of the Mark to Market Value of the Asset Swap Transaction herein, where

               "Mark to Market Value of the outstanding Bond Portfolio" is the market value of the outstanding Bond Portfolio held as collateral by Party A, as determined by the Calculation Agent; and

               "Mark to Market Value of the Asset Swap" shall be an amount in USD determined by us to be our total aggregate gain or, expressed as a negative number, losses and costs in connection with termination of the Asset Swap Transaction on the relevant date, including any loss of bargain, cost of funding or, at our election but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or re-establishing any hedge or related trading position (or any gain resulting from any of them).

               Party A may (but shall not be obliged to) agree, at its sole discretion, in the case of occurrence of sub clause (ii) above, to accept substitute bonds acceptable to Party A as collateral ("Substitute Bond Collateral"), and return the Defaulted Bond to Party B in lieu thereof so as to maintain the Mark to Market Value of the outstanding Bond Portfolio at a value greater than or equal to the Mark to Market Value of the Asset Swap Transaction.

               Party A may (but shall not be obliged to) agree, at its sole discretion, in the case of occurrence of sub clause (iii) above, to accept bonds acceptable to Party A as collateral ("Top up Bond Collateral") which shall therefrom form part of the Bond Portfolio, so as to maintain the Mark to Market Value of the outstanding Bond Portfolio at a value greater than or equal to the Mark to Market Value of the Asset Swap Transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorised officer sign this fax copy and return it by fax to:

     Deutsche Bank AG London
     Attention:        ICT Documentation
     Phone:            (020) 7545 9220/ 7547 1952
     Fax:              (020) 7545 1913


This message will be the only form of Confirmation dispatched by us. If you wish to exchange hard copy forms of this Confirmation, please contact us.

Yours sincerely,

Deutsche Bank AG

By: /s/ Jamie Hunt



Name: Jamie Hunt
Authorized Signatory



By: /s/ Bianca Mueller



Name: Bianca Mueller
Authorized Signatory



Confirmed as of the date first written above:

ST Assembly Test Services Ltd



By:    /s/ Tan Lay Koon / /s/ Pearlyne Wang
       ------------------------------------
Name:  Tan Lay Koon/Pearlyne Wang
Title: Chief Executive Officer/Vice President, Finance